EXHIBIT 99.1
INDEX TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Enterprise Products Partners L.P. Unaudited Pro Forma Condensed Consolidated Financial Statements:

Introduction	2
Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2010	3
Unaudited Pro Forma Condensed Statement of Consolidated Operations for the
nine months ended September 30, 2010	4
Unaudited Pro Forma Condensed Statement of Consolidated Operations for the
year ended December 31, 2009	5
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6
Supplemental Information	8

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

Enterprise Products Partners L.P. (the “Partnership,” NYSE: EPD), Enterprise GP Holdings L.P. (“Holdings,” NYSE: EPE), and their respective general partners have entered into an Agreement and Plan of Merger dated as of September 3, 2010 (the “merger agreement”). Pursuant to the merger agreement, all Holdings units (including 13,921 Holdings units to be issued in a transformation of the 0.01% economic general partner interest of Holdings immediately prior to the merger), or 139,208,985 units, will be converted into 208,813,477 common units representing limited partner interests in the Partnership (“Partnership common units”). The merger agreement and related documents also provide for (i) the cancellation of the Partnership’s incentive distribution rights held indirectly by Holdings through its ownership of the Partnership’s general partner (the “Partnership GP”), (ii) the conversion of the Partnership GP’s 2% economic interest in the Partnership into a non-economic general partner interest in the Partnership and (iii) the cancellation of 21,563,177 Partnership common units currently owned by Holdings.
The Partnership is a consolidated subsidiary of Holdings. If the proposed merger and merger agreement are approved by the unitholders of Holdings and all other conditions set forth in the merger agreement are met, Holdings will become a subsidiary of the Partnership, with the Partnership as the sole limited partner of Holdings and the general partner of Holdings continuing as a non-economic general partner of the Partnership.
For accounting purposes, Holdings is considered the accounting acquiror of the Partnership’s noncontrolling interest. The changes in Holdings’ ownership interest in the Partnership GP will be accounted for as an equity transaction and no gain or loss will be recognized as a result of the proposed merger.

The unaudited pro forma condensed consolidated balance sheet combines the historical balance sheets of the Partnership and Holdings, after giving effect to the proposed merger as if it had occurred on September 30, 2010. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009 give effect to the proposed merger as if it had occurred on January 1, 2009. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the proposed merger and are factually supportable.
These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial information and accompanying notes of Holdings and the Partnership.
The unaudited pro forma condensed consolidated financial statements are intended for informational purposes only and do not reflect any cost savings or other synergies that may be achieved as a result of the proposed merger and are based on assumptions that the Partnership and Holdings believe are reasonable under the circumstances.   As such, these statements do not necessarily reflect the results of operations or financial position of the Partnership that would have resulted had the proposed merger actually been consummated as of the dates indicated, and are not necessarily indicative of the future results of operations or the future financial position of the Partnership following completion of the proposed merger.

See “Supplemental Information” within these Unaudited Pro Forma Condensed Consolidated Financial Statements for information regarding Holdings’ variable rate debt agreements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2010

				Enterprise
	Enterprise GP			Products
	Holdings L.P.	Pro Forma		Partners L.P.
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$42.9	$(10.1)	(a)	$32.8
Restricted cash	32.5			32.5
Accounts and notes receivable, net	3,067.6			3,067.6
Inventories	1,210.0			1,210.0
Other current assets	292.9			292.9
Total current assets	4,645.9	(10.1)		4,635.8
Property, plant and equipment, net	18,810.0			18,810.0
Investments in unconsolidated affiliates	2,331.2			2,331.2
Intangible assets, net	1,860.3			1,860.3
Goodwill	2,052.7			2,052.7
Other assets	246.5			246.5
Total assets	$29,946.6	$(10.1)		$29,936.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$618.4			$618.4
Accrued product payables	3,338.6			3,338.6
Other current liabilities	672.3			672.3
Total current liabilities	4,629.3			4,629.3
Long-term debt	13,790.1			13,790.1
Other long-term liabilities	352.3			352.3
Commitments and contingencies
Equity:
Partners’ equity	1,863.6	$(10.1)	(a)	10,637.3
		8,783.8	(b)
Noncontrolling interest	9,311.3	(8,783.8)	(b)	527.5
Total equity	11,174.9	(10.1)		11,164.8
Total liabilities & equity	$29,946.6	$(10.1)		$29,936.5

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Nine Months Ended September 30, 2010

				Enterprise
	Enterprise GP			Products
	Holdings L.P.	Pro Forma		Partners L.P.
	Historical	Adjustments		Pro Forma
Revenues	$24,155.7	$-		$24,155.7
Costs and expenses:
Operating costs and expenses	22,406.2	-		22,406.2
General and administrative costs	150.9	-		150.9
Total costs and expenses	22,557.1	-		22,557.1
Equity in income of unconsolidated affiliates	43.2	-		43.2
Operating income	1,641.8	-		1,641.8
Other income (expense):
Interest expense	(529.1)	-		(529.1)
Other, net	1.8	-		1.8
Total other expense, net	(527.3)	-		(527.3)
Income before provision for income taxes	1,114.5	-		1,114.5
Provision for income taxes	(20.1)	-		(20.1)
Income from continuing operations	$1,094.4	$-		$1,094.4

Allocation of income from continuing operations:
Limited partners	$161.0	$887.3	(c)	$1,048.3
Noncontrolling interests	$933.4	$(887.3)	(c)	$46.1

Basic earnings per unit:
Weighted-average number of units outstanding (see Note d)	139.2			791.0
Income per unit from continuing operations	$1.16			$1.33

Diluted earnings per unit:
Weighted-average number of units outstanding (see Note e)	139.2			822.6
Income per unit from continuing operations	$1.16			$1.27

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2009

				Enterprise
	Enterprise GP			Products
	Holdings L.P.	Pro Forma		Partners L.P.
	Historical	Adjustments		Pro Forma
Revenues	$25,510.9	$-		$25,510.9
Costs and expenses:
Operating costs and expenses	23,565.8	-		23,565.8
General and administrative costs	182.8	-		182.8
Total costs and expenses	23,748.6	-		23,748.6
Equity in income of unconsolidated affiliates	92.3	-		92.3
Operating income	1,854.6	-		1,854.6
Other income (expense):
Interest expense	(687.3)	-		(687.3)
Other, net	(1.7)	-		(1.7)
Total other expense, net	(689.0)	-		(689.0)
Income before provision for income taxes	1,165.6	-		1,165.6
Provision for income taxes	(25.3)	-		(25.3)
Income from continuing operations	$1,140.3	$-		$1,140.3

Allocation of income from continuing operations:
Limited partners	$204.1	$825.5	(c)	$1,029.6
Noncontrolling interests	$936.2	$(825.5)	(c)	$110.7

Basic earnings per unit:
Weighted-average number of units outstanding (see Note d)	137.8			643.4
Income per unit from continuing operations	$1.48			$1.60

Diluted earnings per unit:
Weighted-average number of units outstanding (see Note e)	137.8			675.0
Income per unit from continuing operations	$1.48			$1.53

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of Holdings GP and the Partnership GP; therefore, actual results could materially differ from the pro forma information. However, Holdings and the Partnership believe that the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. We believe that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

The proposed merger results in Holdings being considered the surviving consolidated entity for accounting purposes rather than the Partnership, which is the surviving consolidated entity for legal and reporting purposes. As a result, the proposed merger would be accounted for in Holdings’ consolidated financial statements as an equity transaction in accordance with Financial Accounting Standards Board Accounting Standards Codification 810-10-45, Consolidation — Overall — Changes in Parent's Ownership Interest in a Subsidiary. As a result, noncontrolling owners’ interest would be eliminated and replaced with an equal amount of partners’ equity on the balance sheet. Consequently, no fair value adjustment would be made to the assets or liabilities of Holdings and no gain or loss would be recognized in Holdings’ net income. In addition, costs incurred to complete the proposed merger will be charged to partners’ capital during the year ended December 31, 2010. Because the Partnership is the surviving entity for legal purposes, the pro forma condensed consolidated balance sheet and statements of operations are entitled “Enterprise Products Partners L.P. Pro Forma.”
We present the pro forma statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010. Due to the limited number of pro forma adjustments required, the Partnership’s pro forma net income for the years ended December 31, 2007 and 2008 would not have been different than the historical net income amounts reported by Holdings for such fiscal years.

Pro Forma Adjustments
The following pro forma adjustments made to the historical financial statements of the Partnership and Holdings presented herein are described as follows:
(a) To reflect the payment of $10.1 million of estimated incremental transaction costs associated with completing the proposed merger including the payment of remaining financial advisory fees, legal and accounting fees and other professional fees and expenses using cash on hand. For purposes of this pro forma presentation, these material non-recurring charges have been reflected in the pro forma balance sheet only; however, such fees will also be recognized as expenses in the Partnership's statement of operations during the periods in which the underlying services are rendered.   As of September 30, 2010, Holdings and the Partnership expensed an aggregate of $13.9 million of transaction costs related to the proposed merger.
(b) To reclassify to partners’ capital the noncontrolling owners’ interests in consolidated subsidiaries previously reported by Holdings related to the Partnership’s public limited partner unitholders other than Holdings.
(c) To reclassify to limited partners’ interest the net income previously allocated to noncontrolling owners’ interest in consolidated subsidiaries previously reported by Holdings related to the Partnership’s public limited partner unitholders.

(d) The Partnership’s pro forma weighted-average basic number of units outstanding was calculated as follows:

	Nine Months	Year
	Ended	Ended
	September 30,	December 31,
	2010	2009
Weighted-average basic number of Partnership units outstanding - as reported	629.9	486.8
Weighted-average Partnership units issued in exchange for Holdings’ units (1)	182.7	178.2
Cancellation of Partnership units currently owned by Holdings	(21.6)	(21.6)
Pro forma weighted-average basic number of Partnership units outstanding	791.0	643.4
____________
(1)  The amount presented for the nine months ended September 30, 2010 excludes 26.1 million Partnership common units (the “Designated Units,” as discussed below) issued to certain privately held affiliates of Enterprise Products Company.  The amount presented for the year ended December 31, 2009 excludes 30.6 million Designated Units.

In connection with the proposed merger, certain privately held affiliates of Enterprise Products Company have agreed to temporarily waive the cash distributions they would otherwise receive on 30,610,000 of the Partnership common units (the “Designated Units”) they would receive upon completion of the merger. The temporary distribution waiver would lapse on a fixed number of Designated Units as follows (assuming a December 31, 2010 completion date of the proposed merger): none in calendar year 2011, 4,480,000 Partnership common units in calendar year 2012, 2,430,000 Partnership common units in calendar year 2013, 1,140,000 Partnership common units in calendar year 2014, 4,870,000 Partnership common units in calendar year 2015 and the remaining 17,690,000 units in calendar year 2016.

From a financial accounting perspective, the Designated Units are excluded from basic earnings per unit until they become eligible to receive quarterly cash distributions. The Designated Units will not be allocated any book earnings until the applicable waiver periods expire for each tranche of units. For purposes of this pro forma presentation, all of the 30,610,000 Designated Units were excluded from the Partnership’s pro forma basic earnings per unit computation for the year ended December 31, 2009 and 26,130,000 Designated Units were excluded from the pro forma basic earnings per unit computation for the nine months ended September 30, 2010. The full amount of Designated Units, or 30,610,000 units, are reflected in the pro forma diluted earnings per unit calculation for both the year ended December 31, 2009 and nine months ended September 30, 2010 (see Note e).

(e) The Partnership's pro forma weighted-average diluted number of units outstanding was calculated as follows:

	Nine Months	Year
	Ended	Ended
	September 30,	December 31,
	2010	2009
Weighted-average diluted number of Partnership units outstanding - as reported	635.4	487.8
Partnership units issued in exchange for Holdings’ units	208.8	208.8
Cancellation of Partnership units currently owned by Holdings	(21.6)	(21.6)
Pro forma weighted-average diluted number of Partnership units outstanding	822.6	675.0

Supplemental Information

At September 30, 2010, the principal amount of Holdings’ debt obligations consisted of the following (amounts in millions):

EPE Revolver, variable rate, due August 2012	$127.3
Term Loan A, variable rate, due August 2012	125.0
Term Loan B, variable rate, due November 2014	833.0
Total principal amount outstanding	$1,085.3

The Partnership currently expects to refinance these variable rate credit facilities concurrent with the merger using availability under its credit agreements.  For purposes of the pro forma balance sheet presentation, we have assumed that the same amount of principal is refinanced by the Partnership; therefore, no pro forma adjustment is necessary. Partnership GP management is continuing to explore its alternatives as to how the Partnership will refinance this principal amount. Such alternatives may include refinancing with debt, additional equity or a combination of the two by the Partnership.

For purposes of the pro forma statements of operations, we have also assumed that the Partnership refinances Holdings’ debt on the same terms that Holdings entered into its debt originally. As a result, the pro forma statements of operations do not reflect any adjustments to interest expense for the years ended December 31, 2009 or the nine months ended September 30, 2010.   In addition, the pro forma statements of operations do not reflect a nonrecurring charge of $29.8 million for the assumed redesignation of Holdings’ interest rate swaps in connection with the refinancing of Holdings’ long-term debt concurrent with the merger. These derivative instruments were in a $29.8 million liability position at September 30, 2010.

As an aid to the reader, the following table presents the amount of interest expense, excluding amortization of debt issuance costs and the effect of interest rate swaps, that was recognized by Holdings in connection with its debt agreements for the periods presented along with the associated weighted-average interest rate charged and principal balance outstanding during each period. The interest expense amounts presented in the following table are a component of consolidated interest expense as presented in Holdings’ historical financial statements.

		Weighted	Weighted
		Average	Average
		Interest	Principal
	Interest	Rate for	Outstanding
	Expense	Period	for Period
Year ended December 31, 2009	$29.1	2.7%	$1,078.9
Nine months ended September 30, 2010	$19.1	2.3%	$1,096.1

If the weighted-average variable interest rates charged during the year ended December 31, 2009 and the nine months ended September 30, 2010 were 1/8% higher than the historical weighted-average rates presented in the preceding table, Holdings’ interest expense would have increased by approximately $1.4 million and $0.8 million, respectively.
At November 2, 2010, the total principal amount of Holdings’ long-term debt principal outstanding was approximately $1.1 billion and the weighted-average interest rate charged on such debt was 2.2%.

During the nine months ended September 30, 2010, the interest rate paid on the multi-year revolving credit facility of Enterprise Products Operating LLC, a subsidiary of the Partnership, which we expect to use initially for the refinancing of the Holdings’ credit facility, ranged from 0.73% to 3.25%, with a weighted-average interest rate paid of 0.84%.